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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 1999, for EEX Corporation in accordance with the requirements of the Securities Exchange Act of 1934. We consent to the inclusion in such Annual Report of our reserve reports incorporated therein, references to our name in the form and context in which they appear, and the incorporation by reference thereof into the company's Registration Statements on Form S-8 (Nos. 333-24595, 333-41979 and 333-81203) and on Form S-3
(No. 333-64427).

                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                           By:  /s/ Frederic D. Sewell
                              --------------------------------
                              Frederick D. Sewell
                              President


Dallas, Texas
March 13, 2000